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                                                     EXHIBIT 99

                            LETTER OF TRANSMITTAL


                 Offer for all Outstanding Privately Placed
               9.75% Senior Secured Notes due November 1, 2003
                               in Exchange for
          Series B 9.75% Senior Secured Notes due November 1, 2003
                                     of
                               FM 1993A CORP.


     THIS EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,
                     ON _____________, 1994, UNLESS EXTENDED


          The Exchange Agent will be State Street Bank and Trust Company, whose addresses, facsimile number and telephone number are as follows:

By Hand:            By Mail:             By Overnight Express:   By Facsimile:
State Street Bank   State Street Bank    State Street Bank and
and Trust Company   and Trust Company    Trust Company           (617) 664-5376
Corporate Trust     Corporate Trust      Corporate Trust
Window Fourth       Department           Department
Floor Two           P.O. Box 778         Fourth Floor
International       Boston,              Two International
Place Boston,       Massachusetts 02102  Place                   By Telephone:
Masachusetts        Attn: Andrew         Boston, Massachusetts
02110               Sinasky              02110                   (617) 664-5608
Attn: Andrew                             Attn:  Andrew Sinasky
Sinasky


                     DESCRIPTION OF SECURITIES TENDERED


Name and Address of Registered
Holder as it Appears on the
Privately Placed 9.75% Senior    Certificate Number(s)       Principal Amount
Secured Notes due November 1,             of                    of Old Notes
2003 ("Old Notes")               Old Notes Transmitted          Transmitted


_____________________________    _______________________    ___________________

_____________________________    _______________________    ___________________

_____________________________    _______________________    ___________________

_____________________________    _______________________    ___________________

_____________________________    _______________________    ___________________



         NOTE:  SIGNATURES MUST BE PROVIDED BELOW.  PLEASE READ THE
                    ACCOMPANYING INSTRUCTIONS CAREFULLY.


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Ladies and Gentlemen:

          1. The undersigned hereby agrees to exchange the aggregate principal amount of Privately Placed 9.75% Senior Secured Notes due
November 1, 2003 (the "Old Notes") for a like principal amount of Series B 9.75% Senior Secured Notes due November 1, 2003 (the "New Notes") of FM 1993A Corp. (the "Issuer"), upon the terms and subject to the conditions contained in the Registration Statement on Form S-4 filed by Foodmaker, Inc., the Issuer, CRC-I Limited Partnership and CRC-II Limited Partnership with the Securities and Exchange Commission (the "Registration Statement") and the Prospectus dated _____________, 1994 included therein (the "Prospectus"), receipt of each of which is hereby acknowledged.

          2. The undersigned hereby acknowledges and agrees that the New Notes will bear interest from and including July 1, 1994 (the last date on which interest will have been paid on the Old Notes prior to the exchange). Accordingly, the undersigned will forego accrued but unpaid interest on his, her or its Old Notes that are exchanged for New Notes from and including July 1, 1994, but will receive such interest under the New Notes.

          3. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange of the Old Notes.

          4. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

          5. The undersigned hereby represents and warrants that the undersigned is not an "affiliate" or "promotor" (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Issuer, is acquiring the New Notes in the ordinary course of the business of the undersigned and that the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes.

          6. If the undersigned is a broker-dealer, (a) it hereby represents and warrants that it is holding Old Notes only as nominee or
(b) (i) it hereby represents and warrants that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) it hereby undertakes to comply with the requirements of the Securities Act, including the delivery of a prospectus which contains a plan of distribution with respect to such resale transactions (such plan of distribution need not name the broker-dealer or disclose the amount of New Notes held by the broker-dealer) in connection with any resale of the New Notes received hereby and (iii) it hereby represents and warrants that it has not entered into any arrangement or understanding with the Issuer or any affiliate of the Issuer to distribute the New Notes received pursuant to the Exchange Offer. The undertaking contained in the


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foregoing sentence shall not be deemed an admission that the undersigned is an "underwriter" within the meaning of the Securities Act.

          7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.


                 SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS
                             (See Instruction 1)



          To be completed ONLY IF the New Notes are to be sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

                              Mail to:



                              Name____________________________________
                                            (Please Print)


                              Address ________________________________

                                      ________________________________

                                      ________________________________
                                             (Include Zip Code)


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                                  SIGNATURE



                     ______________________________________
                          (Name of Registered Holder)


               By: _________________________________________
                   Name:
                   Title:


               Date:________________________________________


(Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4.)


         Address         _________________________________________

                         _________________________________________

                         _________________________________________

         Telephone No.   _________________________________________


Taxpayer Identification No.:_________________________________________________

Signature Guaranteed By:_____________________________________________________
                                       (See Instruction 1)


               Title:
               Name of Institution:
               Address:


               Date:


         PLEASE READ THE INSTRUCTIONS BELOW, WHICH FORM A PART OF THIS
                           LETTER OF TRANSMITTAL.
                                INSTRUCTIONS

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                              INSTRUCTIONS

          1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution") unless (i) the "Special Issuance and Delivery Instructions" above have not been completed, or (ii) the Old Notes described above are tendered for the account of an Eligible Institution.

          2. Delivery of Letter of Transmittal and Old Notes. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), should be mailed or delivered to the Exchange Agent at one of the addresses set forth above.

          The method of delivery of Old Notes and other documents is at the election and risk of their respective holder. If delivery is by mail, registered mail (with return receipt), properly insured, is suggested.

          3. Guaranteed Delivery Procedures. Registered holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a)  The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the registered holder of the Old Notes, the certificate number or numbers of such Old Note(s) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after execution of the Notice of Guaranteed Delivery.

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     Upon request to the Exchange Agent, a Notice of Guaranteed
Delivery will be sent to registered holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

          4. Signatures on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

          If this Letter of Transmittal or any Old Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

          5. Exchange of Old Notes Only. Only the above-described Old Notes may be exchanged for New Notes pursuant to the Exchange Offer.

          6. Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders or consents must be cured within such time as the Issuer shall determine. Neither the Issuer nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof.

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